                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in UBS AG's registration statement on Form S-8 for the UBS AG Omnibus Stock Plan and UBS AG Equity Incentive Program, and in the related prospectus, of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000), relating to the consolidated financial statements of UBS AG included in its registration statement on Form 20-F for the year ended 31 December 1999, and of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1 (t) as to which the date is 17 August 2000) in the Registration Statement (Form F-1 No. 333-46216) and related Prospectus of UBS AG for the registration of Noncumulative Trust Preferred Securities, both of which have been filed with the Securities and Exchange Commission.

                                                     Ernst & Young Ltd.

                           /s/ Thomas Schneider      /s/ Kenneth D. Marshall
                           -------------------       -------------------
                            Thomas Schneider          Kenneth D. Marshall
                           Certified Accountant      Certified Public Accountant
                           in charge of the audit    in charge of the audit

Basel, Switzerland
20 November 2000